Joint Filer Information

Title of  Security:      Common Stock and 10% Senior  Subordinated
                         Convertible Notes

Issuer & Ticker Symbol:  Micro Component Technology, Inc. (MCTO.OB)

Designated Filer:        Amaranth L.L.C.

Other Joint Filers:      Amaranth Trading L.L.C.
                         Amaranth Advisors L.L.C.
                         Nicholas M. Maounis

Addresses:               The principle business office address for
                         each of the reporting persons is One Greenwich Lane, Greenwich, Connecticut 06831.

Signatures:


                         AMARANTH TRADING L.L.C.

                         By: Amaranth Advisors L.L.C., Managing Member


                               By: /s/ Nicholas M. Maounis
                                   -----------------------------
                                   Nicholas M. Maounis, President


                         AMARANTH ADVISORS L.L.C.


                               By: /s/ Nicholas M. Maounis
                                   -----------------------------
                                   Nicholas M. Maounis, President


                         /s/ Nicholas M. Maounis
                         -----------------------------
                             Nicholas M. Maounis